Exhibit 99.1

TeleTech Reports Third Quarter 2004 Financial Results
Significantly Reduces Debt While Increasing Revenue and Operating Income Over
Prior Year Quarter
Generates $37 Million of Free Cash Flow

Denver, Colo., November 3, 2004 - TeleTech Holdings, Inc. (Nasdaq: TTEC), a leading global provider of customer management and business process outsourcing (BPO) solutions, today announced third quarter 2004 financial results. The company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2004.

	Third Quarter		Third Quarter
	2004		2003
Financial Results
Revenue	$256.3	M	$244.9	M
Operating income	$12.0	M	$9.1	M
Net income	$10.3	M	$2.1	M
EPS — diluted	$0.14		$0.03
Other Data
Operating margin percentage	4.7%		3.7%
Net cash*	$42.6	M	$(2.0	)M
Free cash flow*	$37.3	M	$28.4	M
Days sales outstanding	58		53

*See reconciliation of Non-GAAP measures below.

Third quarter highlights and recent new business wins include:

•	TeleTech was awarded a five-year contract with the U.S. General Services Administration. In addition, TeleTech announced today the signing of a new, five-year agreement with a Fortune 50 company valued at an estimated $150 million over the term of the relationship. Further, TeleTech has renewed key long-term client agreements totaling $440 million, $350 million of which is estimated to be recognized over a five-year period and the remaining $90 million is anticipated to renew automatically on an annual basis.

•	Income from operations was $12.0 million for the third quarter 2004, up $2.8 million from $9.1 million for the year ago quarter and down from $14.5 million in the second quarter 2004. The year-over-year improvement is primarily a result of the company’s ongoing initiatives to grow new and existing client relationships, improve profitability on certain client programs, and achieve global cost reduction goals. Additional information regarding comparability to the year ago quarter is included in the company’s third quarter 2004 Quarterly Report on Form 10-Q.

•	TeleTech achieved the previously announced second phase of its cost reduction efforts, which will result in $20 million of savings during 2005. When combined with the first phase cost reduction of $40 million originally announced in August 2003, the company has taken $60 million of costs out of its global operations on an annualized, future run-rate basis.

•	As previously announced, the Company has eliminated virtually all of its debt, reducing its revolving credit facility borrowings by $58 million in the third quarter 2004 and by $114 million, or nearly 90 percent, since the beginning of 2004. This was achieved via a combination of generating significant free cash flow and tax planning strategies, some of which are still ongoing, that provided access to existing cash resources previously held offshore.

•	As part of the third quarter debt reduction, TeleTech elected to terminate an interest rate swap agreement on September 30, 2004 that was originally scheduled to expire in December 2006. The interest rate swap agreement related to outstanding borrowings of $38 million under TeleTech’s revolving credit facility. While the termination of the interest rate swap agreement resulted in a pre-tax cash charge of $2.8 million in the third quarter of 2004, TeleTech’s decision to repay the $38 million in debt and terminate the swap agreement is anticipated to result in future pre-tax net interest expense savings of approximately $4.8 million from October 2004 through December 2006.

•	As previously disclosed, TeleTech has been pursuing various tax planning strategies. As a result of these efforts, TeleTech recorded an income tax benefit of $5.4 million in the third quarter 2004 which is reflected as a credit to income tax expense in the Consolidated Statement of Operations.

EXECUTIVE COMMENTARY

Kenneth Tuchman, chairman and chief executive officer, said, “Our return to sustained profitability in 2004 has enabled us to invest in our sales and solution efforts, to reduce significantly our debt, and to position the Company for continued growth in 2005. Our primary focus is pursuing new and expanded existing client opportunities, developing and launching new solutions, and executing our cost reduction initiatives.”

Commenting on the company’s results, Dennis Lacey, chief financial officer, said, “We are pleased to see our previously announced plans to improve profitability continue into the third quarter. With nearly $60 million in cash, minimal debt, and an available $100 million revolving credit facility, TeleTech is well positioned financially to pursue its growth initiatives.”

NON-GAAP FINANCIAL MEASURES

Pursuant to Regulation G as promulgated by the Securities and Exchange Commission, the schedule below provides a calculation of TeleTech’s third quarter 2004 non-GAAP measures including “net cash” and “free cash flow” as disclosed above.

	Third Quarter 2004
	(in millions)
Net Cash:
Cash and cash equivalents	$57.6	M
Less: current portion of long-term debt and capital lease obligations	$(0.3	)M
Long-term capital lease obligations	$(0.1	)M
Line of credit	$(7.2	)M
Other long-term debt	$(0.2	)M
Grant advances	$(7.2	)M
Net Cash	$42.6	M

	Third Quarter 2004
	(in millions)

Free Cash Flow:
Net cash provided by operating activities	$43.1	M
Less: purchases of property and equipment	$(5.8	)M
Free Cash Flow	$37.3	M

These Non-GAAP financial measures should be used in addition to, but not as a substitute for, the Company’s comparable GAAP measures. They are presented because TeleTech’s management uses this information when evaluating current results of operations, and believes this information provides the users of the financial statements with a useful comparison of TeleTech’s current results of operations with past and future periods.

SEC FILINGS

The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.TeleTech.com.

CONFERENCE CALL

TeleTech executive management will hold a conference call to discuss third quarter 2004 financial results on Thursday, November 4, 2004, at 10:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.TeleTech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Thursday, November 18, 2004.

ABOUT TELETECH

TeleTech is a global leader of integrated customer solutions and business process outsourcing designed to help clients acquire, grow, and retain profitable relationships with their customers. TeleTech strengthens customer relationships for its clients by providing a combination of technologies, processes, professional services, and global infrastructure. Headquartered in Denver, Colo., TeleTech’s worldwide capabilities are supported by more than 33,000 professionals in North America, Latin America, Asia-Pacific, and Europe. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: the estimated value of new or renewed client agreements; the ability to successfully develop and launch new solutions; the possibility of the Company’s Database Marketing and Consulting segment not returning to historic levels of profitability; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing significant client relationships, or early termination of a client agreement; the Company’s ability to close new business and fill excess capacity; consumers’ concerns or adverse publicity regarding the products of the Company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; execution risks associated with achieving targeted annualized cost or interest expense reductions; the Company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with attracting and retaining cost-effective labor at the Company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with weather-related events; changes in foreign currency exchange rates; economic or political changes affecting the countries in which the Company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended 2003 and other more recent SEC filings, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2004		2003	2004		2003
Revenues	$256,329		$244,926	$787,205		$730,710
Operating expenses:
Costs of services	187,057		181,932	583,738		558,399
Selling, general & administrative	43,072		37,372	122,816	(4)	117,726	(10)
Depreciation and amortization	14,304		15,173	44,492		43,036
Impairment loss	—		—	2,641	(5)	6,955	(11)
Restructuring charges, net	(54	)(1)	1,325 (8)	2,110	(6)	2,478	(12)

Total operating expenses	244,379		235,802	755,797		728,594

Operating Income	11,950		9,124	31,408		2,116
Other expense	(344)		(2,165)	(2,834)		(9,083)
Debt restructuring charges	(2,756	)(2)	—	(10,402	)(7)	—

Income (Loss) Before Income Taxes	8,850		6,959	18,172		(6,967)
Income tax expense (benefit)	(1,396	)(3)	4,409 (9)	4,512	(3)	30,865	(13)

Income (Loss) before Minority Interest	10,246		2,550	13,660		(37,832)
Minority interest	68		(470)	316		(1,023)

Net Income (Loss)	$10,314		$2,080	$13,976		$(38,855)

Basic Earnings (Loss) Per Share	$0.14		$0.03	$0.19		$(0.52)

Diluted Earnings (Loss) Per Share	$0.14		$0.03	$0.18		$(0.52)

Operating Margin	4.7%		3.7%	4.0%		0.3%
Net Income Margin	4.0%		0.8%	1.8%		(5.3)%
Effective Tax Rate	(15.8)%		63.4%	24.8%		(443.0)%
Weighted Average Shares
Basic	74,612		74,169	74,733		74,148
Diluted	75,944		74,673	75,909		74,148

Notes:
1.	Represents a $0.5 million charge related to a reduction in force, and a $(0.6) million benefit related to revised estimates of restructuring charges.

2.	Represents a $2.8 million one-time charge related to the termination of an interest rate swap agreement.

3.	Includes a $5.4 million tax benefit related to implementation of certain tax planning strategies.

4.	Includes a $1.9 million reversal of part of the estimated sales or use tax liability related to the Database Marketing and Consulting segment.

5.	Represents a $2.6 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

6.	Represents the $(0.1) million benefit described in Note 1 above, in addition to a $1.8 million charge related to a reduction in force, a $(0.1) million benefit related to revised estimates of restructuring charges, and a $0.4 million charge related to a facility exit charge in connection with SFAS No. 146.

7.	Represents the $2.8 million charge described in Note 2 above, in addition to a $7.6 million one-time charge related to restructuring of the Company’s debt facilities including a make-whole payment.

8.	Represents a $1.6 million charge related to a reduction in force, a $0.5 million charge related to facility exit charges in connection with SFAS No. 146, and a $(0.8) million benefit related to revised estimates of restructuring charges.

9.	Includes a $3.0 million charge for the impairment of deferred tax assets.

10.	Includes a $3.3 million accrual for an estimated sales or use tax liability related to the Database Marketing and Consulting segment.

11.	Represents a $7.0 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

12.	Represents the $1.3 million charge described in Note 8 above, in addition to a $1.0 million charge related to a reduction in force, a $0.9 million charge related to facility exit charges in connection with SFAS No. 146, and a $(0.8) million benefit related to revised estimates of restructuring charges.

13.	Includes a $34.9 million charge for the impairment of deferred tax assets.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,599	$141,687
Accounts receivable, net	160,330	145,132
Other current assets	32,903	32,730

Total current assets	250,832	319,549
Property and equipment, net	130,864	148,690
Other assets	76,633	83,035

Total assets	$458,329	$551,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$124,495	$137,039
Line of credit	7,200	39,000
Senior notes	—	63,000
Other noncurrent liabilities	15,541	14,064
Minority interest	7,769	9,354
Total stockholders’ equity	303,324	288,817

Total liabilities and stockholders’ equity	$458,329	$551,274

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended		Three months ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash flow from operating activities:
Net income (loss)	$13,976	$(38,855)	$10,314	$2,080
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,492	43,036	14,304	15,173
Other	1,399	25,775	18,502	22,470

Net cash provided by operating activities	$59,867	$29,956	$43,120	$39,723

Total Capital Expenditures	$26,151	$69,635 (1)	$5,808	$11,344

Free Cash Flow	$33,716	$(39,679)	$37,312	$28,379

Notes :
1.	Total capital expenditures for the nine months ended September 30, 2003 include the purchase of TeleTech’s corporate headquarters building for $38.2 million.